Exhibit 4.1.5

      FIFTH SUPPLEMENTAL INDENTURE ("Fifth Supplemental Indenture"), dated as of October 1, 2003, among Phibro Animal Health Corporation, a New York corporation (f/k/a Philipp Brothers Chemicals, Inc.) (the "Company"), each of the Guarantors named herein (including each Guarantor whose guarantee is confirmed by, or becomes effective pursuant to, this Fifth Supplemental Indenture), as guarantors, and JPMorgan Chase Bank, as successor to The Chase Manhattan Bank, as Trustee (the "Trustee"). All capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Indenture (as defined herein).

      WHEREAS, pursuant to a certain Indenture, dated as of June 11, 1998, among the Company, the Guarantors named therein and the Trustee (as amended and as otherwise in effect on the date hereof, the "Indenture"), the Company issued its 9 7/8% Senior Subordinated Notes due 2008, Series A and Series B (the "Notes"); and

      WHEREAS, in accordance with the Indenture, the Company has obtained the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes to certain amendments (the "Amendments") to the Indenture as set forth in this Fifth Supplemental Indenture;

      WHEREAS, pursuant to Sections 9.02 and 12.16 of the Indenture, the Company and the Guarantors, when authorized by resolution of their respective Boards of Directors, and the Trustee, together, with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, are authorized to amend or supplement the Indenture as set forth in this Fifth Supplemental Indenture;

      WHEREAS, the Company, each of the Guarantors and the Trustee desire and have agreed to execute and deliver this Fifth Supplemental Indenture as herein provided and all conditions and requirements necessary to make this Fifth Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized by all necessary parties.

      NOW, THEREFORE, for and in consideration of the premises contained herein, it is mutually covenanted and agreed for the benefit of all Holders of the Notes as follows:

      Section 1. The Indenture is hereby amended as set forth below in this
Section 1:

            a. Section 1.01. Section 1.01 (Definitions) of the Indenture is hereby amended by deleting the definition of "Credit Facility" in its entirety and replacing it with the following:

                  "Credit Facility" means the Loan and Security Agreement among the Company, certain of its Subsidiaries and each lender party thereto and Wells Fargo Foothill, Inc., as administrative agent, as the same may be amended, modified, renewed, refunded, replaced or refinanced from time to time (including extending the maturity of, increasing the amount of available borrowings under, extending the purpose to include acquisition, working capital and other facilities of, changing the conditions and basis of borrowing of, combining the seniority of, changing the covenants and other provisions of, and adding Subsidiaries of the Company as additional borrowers or guarantors under, or otherwise restructuring, all or any portion of the Indebtedness under such agreement or any successor or replacement and whether with the same or any other agent, lender or group of lenders), including (i) any related notes, letters of credit, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time, and (ii) any notes, guarantees, collateral documents, instruments and agreements executed in connection with any such amendment, modification, renewal, refunding, replacement or refinancing.

      Section 2. The Company and the Guarantors agree that the Trustee is permitted, and each of them hereby authorizes the Trustee, to place a notation about this Fifth Supplemental Indenture on the Notes in accordance with the provisions of Section 9.05 of the Indenture.

      Section 3. The Trustee accepts this Fifth Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby supplemented, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby supplemented.

      Section 4. This Fifth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Fifth Supplemental Indenture forms a part thereof. Except as otherwise expressly provided for in this Fifth Supplemental Indenture, all of the terms and conditions of the Indenture are hereby ratified and shall remain unchanged and continue in full force and effect.

      Section 5. The recitals contained in this Fifth Supplemental Indenture shall be taken as the statements made solely by the Company and the Guarantors, and the Trustee shall have no liability or responsibility for their correctness, and, without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of (i) the validity or sufficiency of this Fifth Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company and the Guarantors by corporate action or otherwise, (iii) the due execution hereof by the Company and the Guarantors or (iv) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

      Section 6. This Fifth Supplemental Indenture shall become effective upon the execution and delivery hereof by the Company, the Guarantors and the Trustee.

      Section 7. THIS FIFTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED IN


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

THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

      Section 8. This Fifth Supplemental Indenture may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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

                                   SIGNATURES

      IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed, all as of the date first written above.

                                   PHIBRO ANIMAL HEALTH CORPORATION,
                                   a New York corporation

                                   By:      /s/ Jack C. Bendheim
                                      ------------------------------------------
                                   Name:        Jack C. Bendheim
                                   Title:       President

                                   CP CHEMICALS, INC.,
                                   a New Jersey corporation, as Guarantor

                                   By:      /s/ David C. Storbeck
                                      ------------------------------------------
                                   Name:        David C. Storbeck
                                   Title:       Chief Financial Officer

                                   PRINCE AGRIPRODUCTS, INC.,
                                   a Delaware corporation, as Guarantor

                                   By:      /s/ David C. Storbeck
                                      ------------------------------------------
                                   Name:        David C. Storbeck
                                   Title:       Chief Financial Officer

                                   PHIBROCHEM, INC.,
                                   a New Jersey corporation, as Guarantor

                                   By:      /s/ David C. Storbeck
                                      ------------------------------------------
                                   Name:        David C. Storbeck
                                   Title:       Chief Financial Officer


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

                                   PHIBRO CHEMICALS, INC.,
                                   a New York corporation, as Guarantor

                                   By:      /s/ David C. Storbeck
                                      ------------------------------------------
                                   Name:        David C. Storbeck
                                   Title:       Chief Financial Officer

                                   WESTERN MAGNESIUM CORP.,
                                   a California corporation, as Guarantor

                                   By:      /s/ David C. Storbeck
                                      ------------------------------------------
                                   Name:        David C. Storbeck
                                   Title:       Chief Financial Officer

                                   THE PRINCE MANUFACTURING COMPANY,
                                   an Illinois corporation, as Guarantor

                                   By:      /s/ David C. Storbeck
                                      ------------------------------------------
                                   Name:        David C. Storbeck
                                   Title:       Chief Financial Officer

                                   PHIBRO ANIMAL HEALTH HOLDINGS, INC., a
                                   Delaware corporation, as Guarantor

                                   By:      /s/ David C. Storbeck
                                      ------------------------------------------
                                   Name:        David C. Storbeck
                                   Title:       Chief Financial Officer

                                   PHIBRO ANIMAL HEALTH U.S., INC.,
                                   a Delaware corporation, as Guarantor

                                   By:      /s/ David C. Storbeck
                                      ------------------------------------------
                                   Name:        David C. Storbeck
                                   Title:       Chief Financial Officer


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

                                   JPMORGAN CHASE BANK, as Trustee

                                   By:      /s/
                                      ------------------------------------------
                                   Name:
                                   Title:       Authorized Officer


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